LETTER AGREEMENT - TERM LOAN



September 5, 2001

ZB Company, Inc.
26610 Agoura Road, Suite 250
Calabasas, CA 91302

     Re: Assumption of PNC Allowed Secured Claim Against Zany Brainy, Inc. (together with the other debtors in the Bankruptcy Case described herein, the "Debtors") in Bankruptcy Case No. 01-1749 (SLR) (the "Bankruptcy Case")

Gentlemen:

     As you know, in connection with that certain Stipulation and Order Pursuant to Sections 362, 363 and 365 of the Bankruptcy Code Authorizing Sale of Certain Equipment and Resolving (1) Motion of PNC Leasing, LLC for an Order (A) Granting PNC Leasing, LLC Relief from the Automatic Stay in respect of Certain Equipment Leases pursuant to 11 U.S.C. ss. 362(d)(1) and (2), or, in the alternative, (B) Compelling Zany Brainy, Inc. to Assume or Reject Certain Unexpired Equipment Leases pursuant to 11 U.S.C. ss. 365(d)(2), and (2) Debtors' Motion to enter into a Lease of Certain Fixtures, Furniture and Equipment, executed on August 31, 2001 (the "Stipulation"), ZB Company, Inc. (f/k/a ZB Acquisition Co.) (the "Borrower") agreed to assume the PNC Allowed Secured Claim (as defined in the Stipulation) in connection with its purchase of the Equipment (as defined in the Security Agreement described herein) from Zany Brainy, Inc. ("Zany Brainy"). This letter agreement (this "Letter Agreement") sets forth the terms pertaining to such assumption and payments to be made in respect of the PNC Allowed Secured
Claim:

     1. Assumption. In consideration for the transfer of title of the Equipment to the Borrower from Zany Brainy, and PNC's consent thereto, the Borrower hereby assumes the PNC Allowed Secured Claim in the principal amount of Three Million Dollars ($3,000,000) owing by the Debtors to PNC Leasing, LLC (the "Lender"). Such assumption shall hereinafter be referred to as the "Loan".

     2. Note. The obligation of the Borrower to repay the Loan shall be evidenced by a certain Equipment Loan Promissory Note of even date herewith (the "Note").

     This Letter Agreement, the Note, that certain Security Agreement of even date herewith between the Borrower and the Lender (the "Security Agreement") and the other loan documents delivered pursuant hereto will constitute the "Loan Documents." Capitalized terms not defined herein shall have the meaning ascribed to them in the Loan Documents.

     3. Interest Rate. Interest on the Loan will be charged at the rates, and be payable by the Borrower on the dates and times, set forth in the Note evidencing the Loan.

     4. Repayment. Payment of principal of the Loan and interest accruing thereon shall by made by the Borrower in the amounts and, on the dates and times, set forth in the Note evidencing the Loan.

     5. Security. (a) The Borrower must cause or has previously caused the Security Agreement to be executed and delivered to the Lender as security for the Loan. Pursuant to the Security Agreement, the Borrower shall grant to the Lender a first priority perfected lien on the Equipment and all other Collateral (as defined in the Security Agreement). The Borrower agrees that the transfer of the Equipment has been made subject to the Lender's liens and security interests in the Equipment. The Lender shall at all times have a first priority perfected lien on the Equipment and all other Collateral.

     (b) Casualty and liability insurance must be maintained on the Collateral in such amounts and with insurers and coverages as are reasonably acceptable to the Lender, containing a standard lender loss payable clause and additional insured clause in favor of the Lender.

     (c) The Loan will be cross-collateralized and cross-defaulted with all other present and future Obligations of the Borrower to the Lender.

     6. Covenants. Unless compliance is waived in writing by the Lender or until payment in full of the Term Loan:

     (a) The Borrower will maintain books and records in accordance with GAAP and give representatives of the Lender access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Lender may from time to time reasonably request, and the Borrower will make available to the Lender for examination copies of any reports, statements or returns which the Borrower may make to or file with any governmental department, bureau or agency, federal or state. In addition, the Borrower will promptly submit to the Lender such information relating to the Borrower's affairs (including but not limited to tax returns for the Borrower) or any security for the Loan as the Lender may reasonably request.

     (b) The Borrower will not make or permit any change in the nature of its business which could reasonably be expected to result in the Collateral no longer being necessary or useful in the Borrower's business.

     (c) The Borrower will provide prompt written notice to the Lender of the occurrence of (i) an Event of Default or an act or condition which, with the passage of time, the giving of notice or both might become an Event of Default,
(ii) any litigation filed against the Borrower (A) in which the amount in controversy is in excess of $100,000 and (B) which is not reasonably likely to be covered by insurance (subject to reasonable deductibles), or (iii) the occurrence of any event which is reasonably likely to result in a material adverse change in the business, assets, operations, financial condition or results of operation of the Borrower.

     (d) The Borrower will comply with the financial and other covenants included in Exhibit "A" hereto.

     (e) The Borrower will pay and discharge when due:

       (i) all indebtedness; provided, however, that no Event of Default shall have occurred if Borrower's failure to pay or discharge indebtedness relates to an aggregate principal amount of $5,000,000 or less owed to one or more third parties; and

       (ii) all taxes, assessments, charges, levies and other liabilities imposed upon the Borrower, its income, profits, property or business; provided, however, that no Event of Default shall have occurred if Borrower's failure to pay or discharge any such liability(ies), individually or in the aggregate, could not reasonably be expected to materially impair (A) the Borrower's ability to repay the Loan, (B) the validity or priority of the Lender's security interest in the Collateral or (C) the Lender's ability to enforce its rights in the Collateral.

     (f) The Borrower will do all things necessary to maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business; continue in operation in substantially the same manner as at present; the Collateral in good operating condition and repair; and make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

     (g) The Borrower will maintain with financially sound and reputable insurers, insurance with respect to the Collateral and its business against such casualties and contingencies, of such types and in such amounts as is customary for established companies engaged in the same or similar business and similarly situated.

     (h) The Borrower will comply with all laws applicable to the Borrower and to the operation of its business (including any statute, rule or regulation relating to employment practices and pension benefits or to environmental, occupational and health standards and controls); provided, however, that no Event of Default shall have occurred if Borrower's noncompliance with any such law(s), individually or in the aggregate, could not reasonably be expected to materially impair (i) the Borrower's ability to repay the Loan, (ii) the validity or priority of the Lender's security interest in the Collateral or
(iii) the Lender's ability to enforce its rights in the Collateral.

     7. Representations and Warranties. To induce the Lender to extend the Loan, the Borrower represents and warrants as follows:

     (a) The Borrower's financial projections provided to the Lender have been prepared in good faith and are based on assumptions which the Borrower believes are reasonable, and there are no statements or conclusions in such financial projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information known to the Borrower regarding the matters reported therein.

     (b) The Borrower has received capital contributions and/or proceeds of convertible subordinated debt of at least $22,300,000, in the aggregate as of the date hereof (the "Capital Contribution");

     (c) There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower which could reasonably be expected to materially impair (i) the Borrower's ability to repay the Loan, (ii) the validity or priority of the Lender's security interest in the Collateral or (iii) the Lender's ability to enforce its rights in the Collateral; and there is no basis known to the Borrower or its officers, directors or shareholders for any such action, suit, proceedings or investigation.

     (d) Intentionally deleted.

     (e) The Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has the corporate power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on.

     (f) The Borrower has full power and authority to enter into the transactions provided for in this Letter Agreement and the other Loan Documents and has been duly authorized to do so by all necessary and appropriate action and when executed and delivered by the Borrower, this Letter Agreement and the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms.

     (g) There does not exist any default or violation by the Borrower of or under any of the terms, conditions or obligations of: (i) its organizational documents; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon the Borrower by any law or by any governmental authority, court or agency.

     (h) The Borrower's acquisition of the Equipment (as defined in the Security Agreement) has been consummated in accordance with the terms of the Stipulation. The Borrower has good and valid title to the Equipment and the other Collateral, free and clear of all liens and encumbrances other than in favor of the Lender and Permitted Liens. For purposes of the Loan Documents, "Permitted Liens" shall mean, collectively, (i) security interests in the Collateral in favor of Wells Fargo Retail Finance, LLC, as agent, its successors and assigns, (ii) liens for taxes, assessments or governmental charges or levies, which shall not at the time of attachment be due and payable or which are being contested in good faith by appropriate proceedings diligently conducted and (iii) statutory liens in favor of landlords, materialmen or mechanics for unpaid rent or fees which are being contested in good faith by appropriate proceedings diligently conducted; provided, however, that any lien described in the foregoing clauses (ii) or
(iii) shall only be permitted if the Borrower has either (x) posted bond in the amount necessary to satisfy in full and discharge such lien, or (y) has provided cash collateral to the Lender in the amount necessary to satisfy in full and discharge such lien or such lesser amount as may be reasonably satisfactory to the Lender.

     (i) As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of the Borrower's assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) the Borrower will have sufficient cash flow to enable it to pay its debts as they mature, and (iii) the Borrower will not have unreasonably small capital for the business in which it is engaged.

     (j) None of the Loan Documents contains or will contain any untrue statement of material fact. There is no fact known to the Borrower which materially adversely affects or, so far as the Borrower can now foresee, could reasonably be expected to materially adversely affect (i) the Borrower's ability to repay the Loan, (ii) the validity or priority of the Lender's security interest in the Collateral or (iii) the Lender's ability to enforce its rights in the Collateral.

     8. Expenses. The Borrower shall reimburse the Lender for the Lender's expenses (including the reasonable fees and expenses of the Lender's outside and in-house counsel) in connection with any amendments, modifications or renewals of the Loan, and in connection with the collection of all of the Borrower's obligations to the Lender, including but not limited to enforcement actions relating to the Loan; provided, however, that the Borrower shall not be responsible for the Lender's expenses in documenting and closing this transaction.

     9. Conditions to Closing. This Letter Agreement and the other Loan Documents shall not be effective until (a) the Bankruptcy Court shall have entered an order approving the Stipulation, (b) the Equipment shall have been transferred by Zany Brainy to the Borrower subject to the Lender's liens and security interests, (c) the Borrower shall have (i) executed and delivered to the Lender this Letter Agreement, the Note, the Security Agreement and other Loan Documents and such other instruments and documents as the Lender may reasonably request, all in form and content reasonably satisfactory to the Lender, such as certified resolutions, incumbency certificates or other evidence of authority, (ii) provided evidence reasonably satisfactory to the Lender that the Capital Contribution has been made, and (iii) provided evidence reasonably satisfactory to the Lender that it has a ratio of total liabilities to Tangible Net Worth of less than 7 to 1, and (d) the Lender shall have received an Intercreditor Agreement (in form and substance reasonably satisfactory to the Lender) executed and delivered by Wells Fargo Retail Finance, LLC, as agent.

     Prior to execution of the final Loan Documents, the Lender may terminate this Letter Agreement if a material adverse change occurs with respect to the

Borrower or any Collateral, or if the Borrower fails to comply with any of the terms and conditions of this Letter Agreement, or if the Lender reasonably determines that any of the conditions cannot be met.

     This Letter Agreement is governed by the laws of the Commonwealth of Pennsylvania (excepting conflicts of law principles). No modification, amendment or waiver of any of the terms of this Letter Agreement, nor any consent to any departure by the Borrower therefrom, will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. In case any one or more of the provisions contained in this Letter Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. When accepted, this Letter Agreement, the other Loan Documents and the Stipulation will constitute the entire agreement between the Lender and the Borrower concerning the Loan, and shall replace all prior understandings, statements, negotiations and written materials relating to the Loan. This Letter Agreement will be binding upon and inure to the benefit of the Borrower and the Lender and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Borrower may not assign this Letter Agreement in whole or in part without the Lender's prior written consent and the Lender at any time may assign this Letter Agreement and the other Loan Documents in whole or in part.

     The Borrower agrees to indemnify each of the Lender, its directors, officers and employees and each legal entity, if any, who controls the Lender (the Indemnified Parties ) and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to in this Letter Agreement or in the other Loan Documents by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, which arises out of or relates to this Letter Agreement, any other Loan Document, or the use of the proceeds of the Loan; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Letter Agreement, payment of any Loan and assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such action or claim.

     The Lender agrees that it will not disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel if the Lender in its reasonable discretion determines that any such party should have access to such information, provided such persons shall be subject to the provisions of this paragraph to the same extent as the Lender) any non-public information with respect to the Borrower and its affiliates which is now or in the future furnished pursuant to this Letter Agreement or any other Loan Document and which is designated by the Borrower to the Lender in writing as confidential (provided that monthly information is hereby designated "confidential"), provided that the Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this paragraph by the Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board, the Federal Deposit Insurance Corporation or the NAIC or similar organizations or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to the Lender, and (v) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Obligations or any interest therein by the Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this paragraph. Notwithstanding the foregoing, the Borrower hereby acknowledges and agrees that the Lender may share with any of its affiliates any information related to the Borrower and its affiliates (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its affiliates), provided such persons shall be subject to the provisions of this paragraph to the same extent as the Lender.

     THE BORROWER AND THE LENDER IRREVOCABLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE ARISING OUT OF THIS LETTER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

     This Letter Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of signature page to this Letter Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

Very truly yours,

PNC LEASING, LLC

By: /s/ Michael A. Valerie, Jr.

Title: Vice President

                                   ACCEPTANCE

With the intent to be legally bound hereby, the above terms and conditions are hereby agreed to and accepted as of the day and year first above written.

                                              BORROWER:

                                              ZB COMPANY, INC.


                                              By: /s/ Raymond P. Springer
                                              Print Name: Raymond P. Springer
                                              Title: EVP, Treasurer
                                                     and Secretary

                                    EXHIBIT A

(A)      FINANCIAL REPORTING COVENANTS:

(1)      The Borrower will deliver to the Lender:

(a) Financial Statements for its fiscal year, within one hundred twenty (120) days after fiscal year end, audited and certified without qualification by a certified public accountant acceptable to the Lender.

(b) Financial Statements for each fiscal quarter, within forty-five (45) days after the quarter end, together with year-to-date (and, commencing with the fiscal quarter ending March 31, 2003, with comparative figures for the corresponding periods of the prior year), certified as true and correct by its chief financial officer.

(c) Financial Statements for each month, within twenty (20) days after the month end, together with year-to-date (and, commencing with the month ending January 31, 2003, with comparative figures for the corresponding periods of the prior year), certified as true and correct by its chief financial officer.

(d) All Financial Statements delivered to the Lender shall be true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of the Borrower's operations for the period specified therein. All Financial Statements delivered to the Lender shall be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied from period to period subject in the case of interim statements to normal year-end adjustments. With each delivery of Financial Statements, the Borrower's chief financial officer shall also deliver a certificate as to the Borrower's compliance with the financial covenants, if any, for the period then ended and whether any Event of Default exists, and, if so, the nature thereof and the corrective measures the Borrower proposes to take. This certificate shall set forth all detailed calculations necessary to demonstrate such compliance. The certificate delivered in connection with the quarterly and annual financial statements shall also demonstrate compliance with the total liabilities to Tangible Net Worth covenant set forth herein.

         "Financial Statements" means the balance sheet and statements of income and cash flows prepared in accordance with GAAP.

(B)      FINANCIAL COVENANTS:

(1) The Borrower will maintain at all times a ratio of total liabilities to Tangible Net Worth of less than (a) 6 to 1 for the fiscal year ending February

2, 2002, and (b) 5 to 1 for the fiscal year ending February 1, 2003. For purposes hereof, "Tangible Net Worth" means stockholder's equity in the Borrower less any advances to third parties, except those advances which the Lender deems have been satisfactorily subordinated, and all items properly classified as intangibles, in accordance with GAAP.

(C)      NEGATIVE COVENANTS:

(1) The Borrower will not create, assume, incur or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon the Collateral other than in favor of the Lender or Permitted Liens.

(2) The Borrower will not liquidate, or dissolve, or merge or consolidate with any person, firm, corporation or other entity, or sell, lease, transfer or otherwise dispose of all or any substantial part of its property or assets, whether now owned or hereafter acquired; provided, however, that no Event of Default shall have occurred under this paragraph if Wells Fargo Retail Finance, LLC, as agent (or its successors or assigns, as applicable) shall have given its prior written consent to such action by the Borrower. Notwithstanding the foregoing, any sale, lease, transfer or disposition of the Collateral without the prior written consent of the Lender shall constitute an Event of Default under the Loan Documents.

                                      A-2